Exhibit 10.2

                   UNITED TECHNOLOGIES CORPORATION
             ANNUAL EXECUTIVE INCENTIVE COMPENSATION PLAN

                             AMENDMENT 1

  VI. COVERED EMPLOYEE PERFORMANCE POOL

  A. INTRODUCTION. The Covered Employee Performance Pool shall be added to the Annual Incentive Plan, effective January 1, 1995, for the purpose of establishing a fund from which annual incentive awards to the Corporation's Chief Executive Officer and four other most highly compensated executives who are considered "covered employees" within the meaning of Internal Revenue Code Section 162(m) shall be paid. The five individuals who will participate in the Covered Employee Performance Pool shall be determined as of the last day of each fiscal year and shall be referred to as the "Performance Pool Participants." The Covered Employee Performance Pool shall be the exclusive source of Annual Incentive Plan Awards for Performance Pool Participants. In no event will a Performance Pool Participant be eligible to receive an Annual Incentive Award from either the Corporate Fund or the Operating Unit Funds.

  B. DEFINITIONS. For purposes of this Section VI the following terms shall have the following meanings:

      Committee means the Corporation's Board of Directors Committee on Compensation and Executive Development.

      Adjusted Net Income means, for each fiscal year of the Corporation, net income reported on its consolidated financial statement included in its Annual Report on Form 10-K for such year, adjusted to eliminate: (i) restructuring charges to the extent they are separately disclosed in the Corporation's Annual Report; (ii) the effects of changes in accounting principles; and (iii) "extraordinary items" determined under generally accepted accounting principles.

  C.  ALLOCATIONS TO THE COVERED EMPLOYEE PERFORMANCE POOL

      (i)  Aggregate Annual Allocation.

           Each year an amount equal to 0.75% of the Corporation's Adjusted Net Income shall be allocated to the Covered Employee Performance Pool. Such amount is the maximum amount that may be distributed from the Covered Employee Performance Pool to the Performance Pool Participants.

      (ii) Allocation of Individual Awards.

           Each year the maximum award payable to a Performance Pool Participant shall be as follows: the Chief Executive Officer - 30% of the amount allocated to the Covered Employee Performance Pool; and the four other Covered Employee Pool Participants - 17.5% of the amount allocated to the Covered Employee Performance Pool.

  D. Discretion to Reduce Annual Incentive Plan Awards for Performance Pool Participants.


      Performance Pool Participants will be eligible to receive Annual Incentive Plan Awards with respect to each year for which an amount is allocated to the Covered Employee Performance Pool. The Committee may, in its sole discretion, reduce the amount of any Performance Pool Participant's Annual Incentive Plan Award, taking into account such factors as it deems relevant, including, without limitation: (i) the Corporation's Adjusted Net Income; (ii) other significant financial or strategic achievements during the year; (iii) its subjective assessment of each Performance Pool Participant's overall performance for the year; and (iv) information about compensation practices at other peer group companies for the purpose of evaluating competitive compensation levels so that the Committee may determine that the amount of the annual incentive award is within the targeted competitive compensation range of the Corporation's executive compensation program.

      The Committee shall determine the amount of any reduction in a Performance Pool Participant's Award on the basis of the foregoing and other factors it deems relevant and shall not be required to establish any allocation or weighting formula with respect to the factors it considers. The Committee shall have no obligation to disburse the full amount allocated to the Covered Employee Performance Pool. Amounts allocated but not actually disbursed to a Performance Pool Participant may not be re-allocated to other Performance Pool Participants or utilized for awards in respect of other years. In no event shall any Performance Pool Participant's Annual Incentive Plan Award exceed the amount allocated to the Covered Employee Performance Pool with respect to such Participant.

  E. ADMINISTRATION. The Committee shall have exclusive authority to interpret this Section VI and to administer the Covered Employee Performance Pool. The Committee shall be responsible for certifying the amount of Adjusted Net Income to be allocated to the Covered Employee Pool each year. The Committee shall rely on such financial information and other materials as it deems necessary and appropriate to certify the amount of Adjusted Net Income to be allocated to the Covered Employee Performance Pool. The Committee shall administer the Covered Employee Performance Pool so that Annual Incentive Plan Awards paid therefrom will meet the requirements of "performance-based compensation" as defined in Code Section 162(m).

  F. AMENDMENT. The Committee shall have the authority to amend the Annual Incentive Plan, provided however, that the Committee may not amend the Annual Incentive Plan after the first 90 days of any award year in a manner that would, directly or indirectly: (i) change the method of calculating the amount allocated to the Covered Employee Performance Pool for that year; (ii) increase the maximum award payable to any Performance Pool Participant for that year; or (iii) remove the amendment restriction set forth in this sentence with respect to that year.


                                                        Exhibit 10.7



                  UNITED TECHNOLOGIES CORPORATION

                    DEFERRED COMPENSATION PLAN
         (As amended and restated as of December 15, 1993)

ARTICLE I - PREAMBLE
   United Technologies Corporation established the United Technologies Deferred Compensation Plan effective April 1, 1985. Pursuant to such Plan, certain eligible executives of the Corporation were permitted to defer all or a portion of their compensation earned with respect to 1985 and 1986. No compensation earned after 1986 has been deferred under the Plan. The Corporation has determined to offer eligible executives the opportunity to defer under the Plan all or a portion of compensation earned or otherwise payable in 1994 and subsequent years. However, such deferrals will be subject to the terms and conditions set forth herein, which terms and conditions differ from those that applied to previous deferrals under the Plan. Accordingly, the Plan is hereby restated in its entirety for the purpose of facilitating future elections to defer compensation under the Plan. Any amounts previously deferred under the Plan will continue to be maintained, administered and distributed in accordance with the terms of the Plan as in effect prior to December 15, 1993.

ARTICLE II - DEFINITIONS
   Beneficiary means the person, persons or entity designated by the Participant to receive the value of the Plan Accounts credited to such Participant in the event of the death of the Participant. If the Participant fails to designate a Beneficiary, or if the Beneficiary (and any contingent Beneficiary) does not survive the Participant, the value of all of the Participant's Plan Accounts will be paid to the estate of the Participant.

   Benefit Reduction means either a reduction in a Participant's (or the Participant's beneficiary's) benefit under any of the Corporation's deferred benefit pension plans, or a reduction in the value of employer matching contributions under any of the Corporation's savings plans, as a result of the reduction of such Participant's Compensation pursuant to the Plan.

   Class Year means each calendar year for which compensation may be deferred pursuant to the Plan.

   Class Year Account means the Account established for each Participant for each Class Year for which compensation is deferred pursuant to the Plan. Each Class Year Account may consist of a Credited Interest Account and a UTC Stock Unit Account credited with deferred amounts in accordance with the Participant's election. A Supplemental Account is not a Class Year Account.

   Committee means the United Technologies Corporation Deferred Compensation Committee, which is responsible for the administration of the Plan. Members of the Committee shall be appointed from time to time by the Corporation's Pension Administration Committee.

   Compensation means base salary and Incentive Compensation Payments paid to a Participant with respect to a Class Year and considered to be wages for purposes of federal income tax withholding, but before any deferral of Compensation deferred pursuant to the Plan. Compensation does not include foreign service premiums and allowances, compensation realized from Long Term Incentive Plan Awards or other types of awards.


   Corporation means United Technologies Corporation, its divisions, affiliates and subsidiaries.

   Credited Interest Account means the sub-account that is valued in the manner set forth in Section 5.2.

   Deferral Period means the period for which the receipt of compensation deferred under the Plan shall be deferred.

   Distribution Date means on or about April 1 of the year following the last year of a Deferral Period.

   Election Agreement means the Participation and Deferral Election Agreement provided by the Committee to Participants for the purpose of deferring compensation under the Plan. Each Participant's Election Agreement must specify the amount to be deferred, the respective amounts to be allocated to the Credited Interest and UTC Stock Unit Accounts and the Deferral Period. There will be a separate Election Agreement for each Class Year.

   Incentive Compensation Payment means amounts awarded to a Participant pursuant to the Corporation's Annual Executive Incentive Compensation Plan.

   Interim Valuation Date means the last business day of each month except December.
   Participant means an executive of the Corporation who files a U.S. income tax return and who elects to defer Compensation under the Plan with respect to any Class Year.

   Plan means the United Technologies Corporation Deferred Compensation Plan as amended and restated effective December 15, 1993, and as amended from time to time thereafter.

   Plan Account means the aggregate value of all Class Year Accounts, but excluding accounts under the Prior Plan. Such accounts will be valued separately in accordance with the terms and procedures in effect under the Prior Plan.

   Prior Plan means the United Technologies Corporation Deferred Compensation Plan, as in effect prior to December 15, 1993. All amounts deferred and credited under the Prior Plan shall continue to be subject to the terms and conditions of the Prior Plan and shall not be affected by this amendment and restatement.

   Retirement Date means the date a Participant terminates employment from the Corporation and qualifies for either a normal retirement benefit, early retirement benefit or rule of 65 retirement benefit under one of the Corporation's tax-qualified deferred benefit retirement plans.

   Supplemental Account means the Account established by the Committee for the purpose of providing the amount of any Benefit Reduction incurred by a Participant under a deferred benefit retirement plan as a result of participating in the Plan.

   Except where indicated otherwise, all references herein to "Section" or Sections are to a Section or Sections of the Plan.

   UTC Stock Unit Account means the sub-account that is valued in the manner set forth in Section 5.3.



   Valuation Date means the last business day of each calendar year.

   UTC Common Stock means the common stock of United Technologies Corporation.

ARTICLE III - ELIGIBILITY AND PARTICIPATION

   Section 3.1 - Eligibility
       Each employee of the Corporation who is classified as a UTC executive as of December 31 prior to a Class Year and who is required to file a U.S. income tax return for such Class Year will be eligible to elect to defer Compensation under the Plan for such Class Year.

   Section 3.2 - Participation
       Each eligible executive may elect to participate in the Plan with respect to any Class Year for which the Committee offers the opportunity to defer Compensation by timely filing with the Committee an Election Agreement, properly completed and signed, in accordance with Section 4.1 hereof. Participation in the Plan is entirely voluntary.

ARTICLE IV - PARTICIPATION ELECTIONS

   Section 4.1 - Election Agreement
       Each eligible executive will be furnished with an Election Agreement prior to the beginning of each Class Year for which Compensation may be deferred. An eligible executive may participate by executing the Election Agreement and by designating the dollar amount (if any) of base salary that will be deferred during such Class Year, and the percentage or dollar amount (if any) of any Incentive Compensation Payment otherwise payable during such Class Year that will be deferred under the Plan. The minimum dollar amount that a Participant may defer under the Plan for any Class Year is $5,000. Any deferral election made under the Election Agreement is irrevocable and must be completed and returned to the Committee no later than the December 31 immediately preceding such Class Year or such earlier date as the Committee may specify. If an eligible executive fails to sign and return a properly completed Election Agreement by such date, the executive will be ineligible to defer compensation under the Plan for the following Class Year.

   Section 4.2 - Allocation of Deferred Amounts
       When completing the Election Agreement, the Participant must allocate the amounts to be deferred, in integral multiples of 25% between the Credited Interest Account and the UTC Stock Unit Account.

   Section 4.3 - Designation of Beneficiary
       Each Participant shall designate a Beneficiary on a form provided by the Committee. Any such designation may be changed in writing on a form acceptable to the Committee at any time by the Participant. In the event that no Beneficiary Designation Form is filed with the Committee or if the Beneficiary (and contingent beneficiary) does not survive the Participant, all amounts deferred hereunder will be paid to the estate of the Participant. If a Participant designates the Participant's spouse as the Participant's Beneficiary, that designation shall not be revoked or otherwise altered or affected by any (a) change in the marital status of the Participant and such spouse, (b) agreement between the Participant and such spouse, or (c) judicial decree (such as a divorce decree) affecting any rights that the Participant and such spouse might have as a result of their marriage, separation, or divorce, it being the intent of the Plan that any change in the designation of a Beneficiary hereunder may be made by the


   Participant only in accordance with the provisions of this paragraph. In the event of the death of a Participant, Class Year Accounts shall be distributed in accordance with Section 6.4.

   Section 4.4 - Deferral Period
       Each Participant shall specify on the Election Agreement the Deferral Period for amounts to be deferred in the following Class Year. The minimum Deferral Period is five (5) years following the end of Class Year in which the compensation is deferred. Participants may elect to defer compensation until their Retirement Date or until a specific year. Amounts deferred to a specific year will be distributed on the Distribution Date in that year.

   Section 4.5 - Distribution Schedule
       Each Participant shall specify on the Election Agreement whether the value of the Participant's Class Year Account shall be distributed in a single lump-sum cash payment or in a series of annual cash installment payments for a specified number of years (not to exceed 15 years) in accordance with Sections 6.2 and 6.4. If the Participant fails to make such a specification, the Participant shall be deemed to have elected to have the distribution made in a single lump-sum cash payment.

ARTICLE V
   Section 5.1 - Accounts
       The Committee will establish a Class Year Account for each Participant with respect to each Class Year for which the Participant elects to defer compensation under the Plan. Class Year Accounts will be maintained separately from Class Year Accounts maintained with respect to amounts deferred during other Class Years. Deferred amounts will be allocated to a Credited Interest Account, to a UTC Stock Unit Account, or to a combination of both, which sub-accounts will be part of the Class Year Account.
   Credited Interest and UTC Stock Unit Accounts will be valued as set forth in Sections 5.3 and 5.4. The value of each Class Year Account will equal the sum of the values of the Credited Interest and UTC Stock Unit Accounts established with respect to such Class Year.

   Section 5.2 - Valuation of Credited Interest Account
       Amounts allocated to the Credited Interest Account will be credited with a rate of interest equal to the average interest rate on 10-Year Treasury Bonds plus 1% (ie. 100 basis points) as of the January through October Interim Valuation Dates in the year prior to the Class Year in which the deferral occurs. This rate will be credited for all amounts deferred in the Class Year and allocated to the Credited Interest Account. The amount of interest credited will be adjusted each year to equal the average 10-Year Treasury Bond rate plus 1% for the prior calendar year, determined in the same manner as described above.

   Section 5.3 - UTC Stock Unit Account
       Deferred Compensation allocated to the UTC Stock Unit Account will be converted to "Stock Units" or fractional Stock Units. The number of Stock Units will be calculated by dividing the amount of Compensation deferred each month during the Class Year in which the deferral occurs by the closing price of UTC Common Stock on each Interim Valuation or Valuation Date. Each Stock Unit will have a value equivalent to one share of UTC Common Stock. Stock Units held in the UTC Stock Unit Account will be credited with a dividend payment equal to the Corporation's declared dividend on Common Stock (if any), as of the date such dividends are paid. Such dividend equivalent payments will be converted to additional Stock Units or fractional units on the Interim Valuation or Valuation Date of the month in which the dividend was paid, determined on the basis of the closing price of


   UTC Common Stock on that date. During the Deferral Period, the value of a Stock Unit will be equal to the closing price of a share of Common Stock as of the most recent Interim Valuation Date or Valuation Date, and therefore is variable.

       The closing price of UTC Common Stock on the last business day prior to the Distribution Date (i.e., the March Interim Valuation Date, except for hardship distributions which may be made at other times during the year where the closing price on the most recent Interim Valuation date will apply) will be used to value the Stock Units included in the distribution.

   Section 5.4 - Allocation to Accounts
       During the year of deferral, deferred amounts will be allocated to the Class Year Account as of each Interim Valuation Date (or if applicable, the Valuation Date) for the month in which the deferred amounts otherwise would have been paid. With respect to the Credited Interest Account during the initial Class Year, interest will be credited to deferred amounts for the period from the Interim Valuation Date when amounts are first allocated to the class year account until the Valuation Date for such Class Year. With respect to the UTC Stock Unit Account, Stock Units will be credited and will accumulate each month in accordance with Section 5.3.

ARTICLE VI - DISTRIBUTION OF ACCOUNTS
   Section 6.1 - Timing of Plan Distributions
       Accounts will be distributed (or begin to be distributed) on or about April 1 of the year following the last year of the Deferral Period. This means that, for example, if a deferral election specifies a Deferral Period until 2005, distribution will occur on or about April 1, 2005. In the case of termination or death during the Deferral Period, amounts will be distributed on the Distribution Date next following the date of termination or the date of death.

   Section 6.2 - Method of Distribution
       Each Class Year Account will be distributed in a single lump-sum cash payment, or in a series of annual cash installment payments, in accordance with the method set forth on the Election Agreement with respect to each Class Year. In the case of an installment distribution, the balance credited to the Participant's Account during the installment period will be credited with interest at the applicable Credited Interest Account rate. Such amounts will not be subject to the UTC Stock Unit rate of return, even if such amounts had been in the UTC Stock Unit Account prior to the initial distribution date. All Stock Units will automatically be converted to their equivalent cash value as of the Interim Valuation Date preceding the initial Distribution Date, and the equivalent cash value will then be allocated to the Credited Interest Account.

   Section 6.3 - Termination of Employment
       In the event of termination of employment prior to a Participant's Retirement Date, during or after the Deferral Period with respect to any Class Year, the full value of the Participant's Plan Accounts will be distributed in a lump-sum cash payment on the Distribution Date following the year of termination, regardless of the distribution option elected.

   Section 6.4 - Distribution in the Event of Death
       In the event of the death of a Participant before the end of the Deferral Period with respect to any Class Year, the full value of the Participant's Class Year Account for that Class Year will be distributed to the designated Beneficiary or to the estate of the Participant in a lump-sum on the Distribution Date following the date of death. In the event of death after the end of a Deferral Period with respect to any Class Year (or after attaining eligibility for retirement), the full value of the Participant's Class Year Accounts for that Class Year will be distributed to the Beneficiary in accordance with the Participant's election in the Election Agreement with respect to the Class Year.

   Section 6.5 - Hardship Distribution
       The Committee may, in its sole discretion, upon finding that the Participant has suffered an unforeseen, severe and immediate financial emergency, permit such Participant to withdraw a portion of the value of the Participant's Plan Account in an amount sufficient to eliminate the hardship. Financial hardship distributions will be made only if the Committee determines that the Participant is unable to resolve the financial emergency through other means reasonably available to the Participant. Financial hardship distributions will be made following the Committee's determination of a qualifying financial emergency on the basis of the value of the Participant's Plan Account as of the most recent Interim Valuation Date. The Committee will determine from which Class Year Account and Credited Interest and UTC Stock Unit sub-accounts hardship distributions shall be made.

   Section 6.6 - Disability
       In the event of the disability of a Participant, as determined under the Corporation's Long Term Disability Plan, Class Year Accounts will be maintained and distributed in accordance with the Participant's Election Agreement.

   Section 6.7 - Valuation on Distribution Date
       All Plan Accounts will be valued on the basis of the Interim Valuation Date prior to the Distribution Date.

   Section 6.8 - Distribution from Supplemental Account
       The Committee will effect distributions from Supplemental Accounts with respect to Benefit Reductions incurred in any of the Corporation's defined benefit pension plans at the same time, in the same manner and in the required amounts such that when combined with amounts distributed from the Pension Plans in which a Participant incurred a Benefit Reduction, the total amount received by a Participant (or beneficiary) will equal the amount of pension benefit that would otherwise have been paid had the Participant not participated in this Plan. Each Class Year the Committee will determine if any Benefit Reduction has been incurred with respect to any of the Corporation's Savings Plans and will credit the amount of such Benefit Reduction to the affected Participant's Class Year Account as of the Valuation Date for such Class Year. Any such amounts will be allocated to the Participant's Credited Interest and UTC Stock Unit Accounts in accordance with the Election Agreement for such Class Year.

ARTICLE VII - AMENDMENT AND TERMINATION OF PLAN
   Section 7.1 - Amendment
       The Corporation may, at any time, amend the Plan in whole or in part, provided that no amendment may decrease the balance in any Plan Account as of the date of such amendment.

   Section 7.2 - Plan Suspension and Termination
       The Corporation's Pension Administration Committee may, at any time, suspend or terminate the Plan with respect to new or existing Election Agreements if, in its sole judgment, the continuance of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best interests of the Corporation or for any other reason. In the event of the suspension of the Plan, no additional deferral shall be made under the Plan, but all previous deferrals shall accumulate and be distributed in accordance with the otherwise applicable provisions of the Plan and the applicable Election Agreements. In the event of the termination of the Plan, each Participant will receive, in a lump sum, the balance of all Class Year Accounts.

   Section 7.3 - No Consent Required
       The consent of any Participant, Beneficiary, or other person shall not be a requisite to such amendment, suspension, or termination of the Plan.

ARTICLE VIII - GENERAL PROVISIONS
   Article 8.1 - Unsecured General Creditor
       The Corporation will not establish a trust or otherwise set aside or segregate assets from other assets of the Corporation or otherwise fund its obligations under the Plan for the benefit of Participants and Beneficiaries. The Corporation's obligations under the Plan constitute an unfunded and unsecured promise to pay money in the future. Participants' and Beneficiaries' rights under the Plan are those of a general unsecured creditor of the Corporation.

   Section 8.2 - Nonassignability
       No Participant or Beneficiary or any other person shall have right to sell, assign, transfer, pledge, or otherwise encumber any interest in the Plan. All Plan Accounts and the rights to all payments are unassignable and non-transferable. No Plan Account or payment hereunder, prior to actual payment, will be subject to attachment or seizure for the payment of any debts, judgments or other obligations. No Plan Account or other Plan benefit will be transferred by operation of law in the event of a Participant's or any Beneficiary's bankruptcy or insolvency.

   Section 8.3 - No Contract of Employment
       Participation in the Plan shall not be construed to constitute a direct or indirect contract of employment between the Corporation and the Participant. The Participants and Beneficiaries will have no rights against the Corporation resulting from participation in this Plan other than as specifically provided herein. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Corporation for any length of time or to interfere with the right of the Corporation to terminate a Participant's employment prior to the end of any Deferral Period.

   Section 8.4 - Governing Law
       The provisions of this Plan will be construed and interpreted according to the Employee Retirement Income Security Act of 1974, as amended from time to time, other applicable federal laws, and to the extent not preempted by federal law, the laws of the State of Connecticut.

   Section 8.5 - Validity
       If any provision of the Plan is held to be illegal or invalid for any reason, the remaining provisions of the Plan will be construed and enforced as if such illegal and invalid provision had never been inserted herein.

   Section 8.6 - Notice
   Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand delivered, or sent by first class mail, to the United Technologies Corporation Deferred Compensation Committee, UTC Building, Hartford, Connecticut 06101, Attn: Michael D. Smith, Director, Compensation, MS-504. Any notice or filing required or permitted to be given to any Participant or Beneficiary under the Plan shall be sufficient if given in writing and hand-delivered, or, if sent by first-class mail, mailed to the address of the Participant or Beneficiary then listed on the records of the Corporation. Any such notice will be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark.

   Section 8.7 - Successors
       The provisions of the Plan shall bind and inure to the benefit of the Corporation and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which by merger, consolidation, purchase or otherwise acquires all or substantially all of the business and assets of the Corporation, and successors of any such corporation or other business entity.

   Section 8.8 - Incompetence
       If the Committee determines, upon evidence satisfactory to the Committee, that any Participant or Beneficiary to whom a benefit is payable under the Plan is unable to care for their affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly authorized guardian or other legal representative, may be paid, upon appropriate indemnification of the Committee and the Corporation, to the Spouse of the Participant or other person deemed by the Committee to have incurred expenses for the benefit of and on behalf of such Participant or Beneficiary. Any such payment from a Participant's Plan Account shall be a complete discharge of any liability under the Plan with respect to the amount so paid.

ARTICLE IX - ADMINISTRATION and CLAIMS
   9.1 - Plan Administration
       The Committee shall be solely responsible for the administration and operation of the Plan. The Committee shall have full and exclusive authority and discretion to interpret the provisions of the Plan and to establish such administrative procedures as it deems necessary and appropriate to carry out the purposes of the Plan.

       Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing as soon as practicable.

   9.2 - Claim Procedures
       If a Participant or Beneficiary requests a benefit or payment under the Plan and such claim or request is denied, the Committee will provide a written notice of denial which will specify (a) the reason for denial, with specific reference to the Plan provisions on which the denial is based, and
   (b) a description of any additional material or information that may be required with respect to the claim and an explanation of why such information is necessary.

       If a claim or request is denied or if no response is received by the Participant or Beneficiary within 60 days, the Participant or Beneficiary may request review by writing to the Committee. The claim or request will be reviewed by the Committee, which may request additional information or materials which it deems appropriate to the resolution of any issues presented. The decision on review will normally be made by the Committee within 60 days of its receipt of the request for review but may be extended up to 120 days from such date. The Committee's decision will be in writing and will state the basis for its decision and shall be conclusive and binding on all parties.



Exhibit 10.9

                Directors Retirement Plan, as amended


The United Technologies Corporation Directors Retirement Plan, Exhibit 10-9 to the United Technologies Corporation Annual Report on Form 10K (Commission file number 1-812) for fiscal year 1992, was terminated effective December 31, 1995, by resolutions duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on November 29, 1995, at which a quorum was present and acting throughout. The text of the resolutions follows:

     RESOLVED, that the Directors Retirement Plan be terminated effective December 31, 1995, and that each Director's accrued benefit, as determined by the actuarial firm of Towers Perrin, be converted to tax deferred Stock Units with the value of each such Stock Unit, for purposes of this conversion, to equal the average daily price of United Technologies Corporation's Common Stock from January 1, 1995 through October 31, 1995 and that the resulting tax-deferred Stock Units shall be distributed following retirement in either a lump sum or up to fifteen annual installments, at the election of the Director.

     RESOLVED, that for purposes of the foregoing resolutions, a "tax-deferred Stock Unit" shall: (I) equal the value of one share of United Technologies Corporation's Common Stock; (ii) accrue dividends in the form of additional tax-deferred Stock Units; (iii) shall be payable only in cash and may not be converted to shares of Stock; and, (iv) may not be distributed until the earlier of retirement, death, disability or termination. The foregoing definition shall be applicable to all future Stock Units awarded to Directors under this and any other programs or arrangements.

       RESOLVED, that any previous Board resolutions pertaining to the compensation and benefits of non-employee Directors be rescinded to the extend that such resolutions are inconsistent with the foregoing resolutions.


                                                       Exhibit 10.11

       UNITED TECHNOLOGIES CORPORATION LONG TERM INCENTIVE PLAN

                             AMENDMENT 1

   The United Technologies Corporation Long Term Incentive Plan (the "LTIP") is hereby amended, effective January 1, 1995, subject to the approval of shareowners at the Corporation's Annual Meeting to be held April 25, 1995.

1. Section 5(e) is amended and restated as follows:

   Dividend Equivalents. A Dividend Equivalent is the right to receive a cash payment equal to the amount of dividends paid on Common Stock for a period of time, as specified in the Award Agreement. Dividend
   Equivalent Awards are subject to performance based vesting criteria.

2. Section 6, "Limitation on Number of Shares" is amended by adding the following sub-section (c) thereto:

   (c) The Plan shall be subject to an individual share award limitation of
       1.5 million shares over any consecutive 36 month period. For purposes of this limitation, all awards of shares of stock, options to acquire shares of stock or any other award which can be converted into shares shall be subject to this limit, determined in a manner
       consistent with Section 6(b) hereof.   Any award that is forfeited
       or canceled within a thirty-six month period shall continue to count against this limitation for the remainder of the thirty-six month period.

3. Section 17 is hereby added to the Plan as follows:

   17. Continuous Improvement Incentive Plan.

       (a) Introduction. The Committee has approved the Continuous Improvement Incentive Program (the "CIIP"), a performance based program of Plan Awards. Under the CIIP, Dividend Equivalent Awards ("DEs") are granted subject to performance based vesting criteria related to key financial performance measurements of the Corporation and the business units. Non-qualified stock options awarded along with DEs become exercisable three years after the date of grant. Exercisability of stock options is not contingent upon achievement of CIIP performance based vesting criteria because the value of stock option awards is directly linked to share price appreciation measured from the date of grant and is therefore performance based independent of CIIP vesting criteria.

       (b) Performance Targets. Under the CIIP, Participants shall be eligible to receive awards of dividend equivalents ("DEs"), with one DE granted for each stock option granted. A DE is the right to receive a cash payment equal to the amount of dividends paid on Common Stock for a period of time as specified in the Award Agreement, but in no event more than seven years, provided, however, that DE payments will cease if the stock option associated with the vested DE is exercised. The vesting of DEs shall be contingent upon the achievement of certain minimum performance targets measured over a period of time of not less than one year, as established by the Committee. DEs that do not vest will be forfeited without value. The vesting of each years award shall be based upon the achievement of pre-established performance targets as established by the Committee for one or more of the following performance measurements: earnings per share ("EPS"); total shareholder return ("TSR"); return on equity ("ROE"); return on sales ("ROS"); return on net operating asset ("RNOA") and working capital turnover ("WCT"). ROS, RNOA and WCT targets may be specifically formulated for each business unit. Business unit Participants may be subject to performance targets specifically applicable to their business unit or to a combination of corporate and business unit performance targets. If vesting is subject to more than one performance target, the relative weighting of each performance target to be used for determining the cumulative vesting percentage shall be as determined by the Committee.

   Performance targets shall be measured on the basis of audited consolidated financial statements of the Corporation and financial statements of the business units which are used in the audited consolidated financial statements of the Corporation. For purposes of this Section 17, performance targets shall be defined as follows:

   Earnings Per Share means primary or fully diluted earnings per share determined under generally accepted accounting principles.

   Return on Equity means net income available to Common Stock owners divided by average equity.

   Return on Sales means operating profit before interest expense and income taxes divided by sales.

   Return on Net Operating Assets means operating profit before interest expense and income taxes divided by average net operating assets.

   Total Shareholder Return means the percentage change in the value of a share of Common Stock between the beginning and end of the measurement period, including the amount of dividends paid during the measurement period.

   Working Capital Turnover means the ratio obtained by dividing sales by average working capital. For purposes of this definition, working capital means external accounts receivable plus net inventory less external accounts payable and advances on sales contracts.

   (c) Establishment of Performance Targets. The Committee shall be exclusively responsible for establishing performance targets applicable to CIIP Awards with respect to EPS, ROE, ROS, RNOA, TSR, and WCT, as the case may be. The Committee shall grant CIIP awards and establish performance targets no later than 90 days following the commencement of the performance measurement period. The Committee shall also establish the relative weightings of multiple performance targets no later than 90 days following the commencement of the performance measurement period.

   (d) Measurement of Achievement of Performance Targets. The Committee shall certify to the measurement of performance by the Corporation and the business units relative to CIIP performance targets and the resulting vesting percentage. The Committee shall rely on such financial information and other materials as it deems necessary and appropriate to enable it to certify to the percentage of achievement of CIIP performance targets. Performance targets will be adjusted by the Committee to eliminate: (i) restructuring charges to the extent they are separately disclosed in the Corporation's Annual Report on Form 10K; (ii) the effects of changes in accounting methods; (iii) the translation impact of changes in foreign currency exchange rates; and (iv) "extraordinary items" determined under generally accepted accounting principles. The Committee shall make its vesting determination not later than the end of the first quarter following the end of the performance measurement period.

   (e) Vesting Schedule. DE payments will commence following the vesting determination date. CIIP Participants shall vest in 100% of their DEs if 100% of their applicable CIIP performance targets are achieved as of the end of the three year performance measurement period. If the cumulative weighted achievement equals 90% of target, 50% of associated DEs will vest. To the extent that cumulative weighted achievement is greater than 90% but less than 100%, the vesting percentage will be determined in accordance with the following formula:

       Vesting Percentage = (Cumulative Weighted Performance Achievement Percentage -90) X 5 + 50

       If the cumulative weighted performance achievement percentage is less than 90, all DEs will be forfeited without value.

   (f) Transfers. If a Participant transfers from one business unit to another business unit (for this purpose including Corporate Headquarters as a business unit) after the date of a CIIP Award but before the end of the three-year measurement period applicable to the Award, the number of vested DE's will equal the sum of (i) plus
       (ii) where:

       (i) equals DEs granted, multiplied by a fraction, where the numerator equals the number of months in the unit where the Participant was employed at the time the Award was granted and the denominator equals 36, multiplied by the performance achievement percentage applicable to such business unit; and

       (ii) equals DEs granted, multiplied by a fraction where the numerator equals the number of months employed in the unit to which the Participant was transferred and the denominator equals 36, multiplied by the performance achievement percentage applicable to such business unit.

   If there are subsequent transfers to other business units, vesting calculations will be done using the same formula.

   (g) Amendment. The Committee shall have the authority to amend the CIIP, provided however, that the Committee may not amend the CIIP after the first 90 days of a performance measurement period in a manner that would, directly or indirectly: (i) change the method of measuring performance for that year's CIIP award; (ii) increase the maximum amount payable to any CIIP Participant for that year; or
       (iii) remove the amendment restriction set forth in this sentence with respect to that year.



Exhibit 10.14

      Director's Stock and Deferred Stock Unit Plan, as amended


The United Technologies Corporation Director's Stock and Deferred Stock Unit Program, filed as Exhibit 10-14 to the United Technologies Corporation Annual Report on Form 10K (Commission file number 1-812) for fiscal year 1993, was amended and rescinded in part by Board resolutions of November 29, 1995 , as follows:


     RESOLVED, that an annual retainer fee of $60,000 will be paid to each non-employee Director, to be increased to $65,000 in the case of any Director who is Chairman of a Committee, payable either 60% in tax-deferred Stock Units and 40% in cash or 100% in tax-deferred Stock Units, at the election of the Director.

     RESOLVED, that for purposes of the foregoing resolutions, a "tax-deferred Stock Unit" shall: (i) equal the value of one share of United Technologies Corporation's Common Stock; (ii) accrue dividends in the form of additional tax-deferred Stock Units; (iii) shall be payable only in cash and may not be converted to shares of Stock; and (iv) may not be distributed until the earlier of retirement, death, disability or termination. The foregoing definition shall be applicable to all future Stock Units awarded to Directors under this and any other programs or arrangements.

     RESOLVED, that any previous Board resolutions pertaining to the compensation and benefits of non-employee Directors be rescinded to the extent that such resolutions are inconsistent with the foregoing resolutions.


                  ____________________________________




The text of the United Technologies Corporation Board of Directors Deferred Stock Unit Plan, effective January 1, 1996 follows:















                 UNITED TECHNOLOGIES CORPORATION

                       BOARD OF DIRECTORS

                    DEFERRED STOCK UNIT PLAN


                    Effective January 1, 1996


                 UNITED TECHNOLOGIES CORPORATION
                    DEFERRED STOCK UNIT PLAN

                        Table of Contents

                                                           Page
ARTICLE I INTRODUCTION
           1.01 Purpose of Plan                             1
           1.02 Effective Date of Plan                      1

ARTICLE II DEFINITIONS                                      2

ARTICLE III CREDITS
           3.01 Transition Credits                          4
           3.02 Automatic Credits                           4
           3.03 Elective Credits                            4

ARTICLE IV ACCOUNTS AND INVESTMENTS
           4.01 Accounts                                    6
           4.02 Stock Units                                 6
           4.03 Hypothetical Nature of Accounts and         8
                Investments

ARTICLE V PAYMENTS
           5.01 Entitlement to Payment                      9
           5.02 Payment Commencement Date                   9
           5.03 Form and Amount of Payment                  9

ARTICLE VI ADMINISTRATION
           6.01 In General                                 11
           6.02 Plan Amendment and Termination             11
           6.03 Reports to Participants                    12
           6.04 Delegation of Authority                    12

ARTICLE VII MISCELLANEOUS

           7.01 Rights Not Assignable                      13
           7.02 Certain Rights Reserved                    13
           7.03 Withholding Taxes                          14
           7.04 Incompetence                               14
           7.05 Inability to Locate Participants           14
                and Beneficiaries
           7.06 Successors                                 15
           7.07 Usage                                      15
           7.08 Severability                               15
           7.09 Governing Law                              16

                              ARTICLE I
                             INTRODUCTION

1.01 Purpose of Plan

     The purpose of the Plan is to enhance the Company's ability to attract and retain nonemployee members of the Board whose training, experience and ability will promote the interests of the Company and to directly align the interests of such nonemployee Directors with the interests of the Company's shareowners by

providing compensation based on the value of UTC Common Stock.   The Plan is

designed to permit such nonemployee directors to defer the receipt of all or a portion of the cash compensation otherwise payable to them for services to the

Company as members of the Board.


1.02 Effective Date of Plan

     Except as otherwise provided by Section 3.01, the Plan shall apply only to a Participant's annual Director's retainer Fees with respect to service on and after January 1, 1996.

                           ARTICLE II

                           DEFINITIONS


     Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in the Plan, shall have the meanings set forth below:

     Account shall mean a bookkeeping account established for a Participant under Section 4.01.

     Article shall mean an article of the Plan.

     Beneficiary shall mean a Participant's beneficiary, designated in writing and in a form and manner satisfactory to the Committee, or if a Participant fails to designate a beneficiary, or if the Participant's designated Beneficiary predeceases the Participant, the Participant's estate.

     Board shall mean the Board of Directors of the Company.

     Closing Price shall mean, with respect to any date specified by the Plan,

the closing price of UTC Common Stock on the composite tape of New York Stock

Exchange issues (or if there was no reported sale of UTC Common Stock on such date, on the next preceding day on which there was such a reported sale).

     Committee shall mean the Nominating Committee of the Board.

     Company shall mean United Technologies Corporation.

     Director's Fees shall mean the annual retainer fee payable to a Participant for services to the Company as a member of the Board.  Director's Fees do not include special meeting fees.

     Participant shall mean each member of the Board (other than a member of the

Board who is also an employee of the Company or a subsidiary thereof) who is or becomes a member of the Board on or after January 1, 1996.

     Payment Anniversary Date shall mean an anniversary of the Payment

Commencement Date.

     Payment Commencement Date shall mean the first business day of the first month following the month in which the Participant terminates service as a member of the Board.

     Plan shall mean this United Technologies Corporation Board of Directors

Deferred Stock Unit Plan, as set forth herein and as amended from time to time.

     Plan Year shall mean the calendar year.

     Section shall mean a section of the Plan.

     Stock Unit shall mean a hypothetical share of UTC Common Stock as described in Section 4.02.

     UTC Common Stock shall mean the common stock of the Company.

                           ARTICLE III

                             CREDITS

3.01 Transition Credits

     As soon as practicable on or after January 1, 1996, the Company shall credit to the Account of each Participant a number of Stock Units determined in accordance with the schedules set forth in Appendix I and Appendix II to the

Plan.  The credits set forth in Appendix I shall be provided in lieu of any benefits to which the Participant otherwise would have been entitled under the

United Technologies Corporation Directors Retirement Plan as of its termination

on December 31, 1995.   The credits set forth in Appendix II shall be provided

in lieu of any benefits to which the Participant otherwise would be entitled under certain deferred compensation arrangements entered into prior to January

1, 1996.   The number of units set forth in Appendix II shall equal the number of tax deferred stock units (if any) credited to the Participant under any such prior deferred compensation arrangement, determined as of December 31, 1995.

3.02 Automatic Credits

     As of the beginning of each Plan Year, the Company shall credit Stock Units to each Participant's Account equal in value to 60% of the Participant's

Director's Fees for the Plan Year, as determined in accordance with Section

4.02(a)(1).

3.03 Elective Credits

     A Participant may elect, with respect to each Plan Year, to defer the entire portion (but not a partial portion) of the 40% of the Participant's

Director's Fees that are not automatically deferred in accordance with Section

3.02 and that otherwise would be paid to the Participant in cash.  If the

Participant makes such an election, the Company shall credit Stock Units to the

Participant's Account equal in value to 40% of the Participant's Director's Fees for the Plan Year, as determined in accordance with Section 4.02(a)(1), as of the beginning of the Plan Year with respect to which the election is made (or,

if later, as of the first day in the Plan Year on which the individual becomes a

Participant).   An election under this Section 3.03 shall be made in a form and manner satisfactory to the Committee and shall be effective for a Plan Year only if made before the beginning of the Plan Year; provided that an individual who becomes a Participant after the first day of a Plan Year may make the election for that Plan Year within 30 days of becoming a Participant.

                           ARTICLE IV

                    ACCOUNTS AND INVESTMENTS

4.01 Accounts

      A separate Account under the Plan shall be established for each

Participant.  Such Account shall be (a) credited with the amounts credited in accordance with Article Ill, (b) credited (or charged, as the case may be) with the investment results determined in accordance with Section 4.02, and (c)

charged with the amounts paid by the Plan to or on behalf of the Participant in accordance with Article V.  Within each Participant's Account, separate subaccounts shall be maintained to the extent the Committee determines them to be necessary or useful in the administration of the Plan.

4.02 Stock Units

      (a)    Deemed Investment in UTC Common Stock.   Except as provided in

subsection  (b), below, a Participant's Account shall be treated as if it were invested in Stock Units that are equivalent in value to the fair market value of shares of UTC Common Stock in accordance with the following rules:

      (1)     Conversion into Stock Units.           Any Director's Fees

     credited to a Participant's Account for a Plan Year under Section 3.02 or

     3.03 shall be converted into Stock Units (including fractional Stock Units)

     by dividing the amount credited by the Closing Price on the first business day of the Plan Year; provided that in the case of an individual who becomes a Participant after the first day of a Plan Year, the Closing

     Price
     shall be determined as of the day on which the individual becomes a

     Participant.

     (2)     Deemed Reinvestment Of Dividends.    The number of Stock Units

     credited to a Participant's Account shall be increased on each date on

     which a dividend is paid on UTC Common Stock.   The number of additional

     Stock Units credited to a Participant's Account as a result of such increase shall be determined by (i) multiplying the total number of Stock

     Units (excluding fractional Stock Units) credited to the Participant's

     Account immediately before such increase by the amount of the dividend paid per share of UTC Common Stock on the dividend payment date, and (ii)

     dividing the product so determined by the Closing Price on the dividend payment date.

      (3)     Conversion Out of Stock Units.      The dollar value of the Stock

     Units credited to a Participant's Account on any date shall be determined by multiplying the number of Stock Units (including fractional Stock Units)

     credited to the Participant's Account by the Closing Price on that date.

      (4)     Effect of Recapitalization.    In the event of a transaction or

     event described in this paragraph (4), the number of Stock Units credited to a Participant's Account shall be adjusted in such manner as the

     Committee, in its sole discretion, deems equitable.   A transaction or

     event is described in this paragraph (4) if (i) it is a dividend (other than regular quarterly dividends) or other distribution (whether in the form of cash, shares, other securities, or other  property), extraordinary cash dividend, recapitalization, stock split, reverse stock split reorganization, merger, consolidation, split-up, spin-off, repurchase, or exchange of shares or other securities, the issuance or exercisability of stock purchase rights, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event and (ii) the Committee determines that such transaction or event affects the shares of UTC Common Stock, such that an adjustment pursuant to this paragraph (4) is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the

     Plan.

                (b)     Change in Deemed Investment Election.    A Participant

who elects to receive distribution of his or her Accounts in annual installments will continue to have such Account credited with Stock Units during the installment period unless the Participant irrevocably elects to have his or her

Account treated, as of the Payment Commencement Date, as if the Account were

invested in cash.   If a Participant makes such election, the Account will be

credited with a rate of interest equal to the average interest rate on 10-Year

Treasury Bonds as of the January through October Period in the calendar year

prior to the Plan Year in which the interest is credited, plus 1%.   An election

under this subsection (b) shall be made in a form and manner satisfactory to the

Committee and shall be effective only if made before the Payment Commencement

Date.

4.03   Hypothetical Nature of Accounts and Investments

     Each Account established under this Article IV shall be maintained for

bookkeeping purposes only.   Neither the Plan nor any of the Accounts

established under the Plan shall hold any actual funds or assets.  The Stock

Units established hereunder shall be used solely to determine the amounts to be paid hereunder, shall not be or represent an equity security of the Company,

shall not be convertible into or otherwise entitle a Participant to acquire an equity security of the Company and shall not carry any voting or dividend rights.

                            ARTICLE V

                            PAYMENTS

5.01    Entitlement to Payment

     Credits to a Participant's Account under Section 3.02 or 3.03 shall be in lieu of payment to the Participant of the related Director's Fees.  Any payment under the Plan with respect to an Account shall be made solely in cash and as further provided in this Article V.  The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company.

5.02 Payment Commencement Date

     Payments to a Participant with respect to the Participant's Account shall begin as of the Participant's Payment Commencement Date; provided that if a

Participant dies before the Participant's Payment Commencement Date, payment of the entire value of the Participant's Account shall be made in a lump sum to the

Participant's Beneficiary as soon as practicable after the Committee receives all documents and other information that it requests in connection with the payment.

5.03 Form and Amount of Payment

     (a) Fifteen Annual Installments.  A Participant shall receive his or her benefits in 15 annual installments unless the Participant elects to receive his or her benefits under the Plan in the form of a lump-sum payment or in less than

15 annual installments in accordance with subsection (b), below.  Annual installments shall be payable to the Participant in cash beginning as of the

Payment Commencement Date and continuing as of each Payment Anniversary Date thereafter until all installments have been paid. The first annual installment shall equal one- fifteenth (1/15th) of the value of the Stock Units credited to the Participant's Account, determined as of the Payment Commencement Date.  Each successive annual installment shall equal the value of the Stock Units credited to the Participant's Account, determined as of the Payment Anniversary Date,

multiplied by a fraction, the numerator of which is one, and the denominator of which is the excess of 15 over the number of installment payments previously made (i.e., 1/14th, 1/13th, etc.).  If the Participant dies after the

Participant's Payment Commencement Date but before all 15 installments have been paid, the remaining installments shall be paid to the Participant's Beneficiary in accordance with the schedule in this subsection (a).

     (b) Lump Sum, or Less Than 15 Annual Installments.     A Participant may

elect to receive his or her benefits under the Plan in the form of a lump-sum payment or in two to fourteen installments in lieu of the fifteen installment payments determined under subsection (a), above.  The lump sum shall be payable to the Participant in cash as of the Payment Commencement Date and shall equal the value of the Stock Units credited to the Participant's Account, determined as of the Payment Commencement Date.  Installments shall be paid in the manner set forth in subsection (a) above, except that for purposes of determining the amount of the first annual installment, the denominator of the fraction shall equal the number of scheduled annual installments.  An election under this subsection (b) shall be made in a form and manner satisfactory to the Committee and shall be effective only if made at least two years before the Participant's

Payment Commencement Date.

                                  ARTICLE VI

                                ADMINISTRATION


6.01 In General

     The Committee shall have the discretionary authority to interpret the Plan and to decide any and all matters arising under the Plan, including without limitation the right to determine eligibility for participation, benefits, and other rights under the Plan; the right to determine whether any election or notice requirement or other administrative procedure under the Plan has been adequately observed; the right to determine the proper recipient of any distribution under the Plan; the right to remedy possible ambiguities,

inconsistencies, or omissions by general rule or particular decision; and the right otherwise to interpret the Plan in accordance with its terms.  Except as otherwise provided in Section 6.03, the Committee's determination on any and all questions arising out of the interpretation or administration of the Plan shall be final, conclusive, and binding on all parties.

6.02    Plan Amendment and Termination

     The Committee may amend, suspend, or terminate the Plan at any time;

provided that no amendment, suspension, or termination of the Plan shall,

without a Participant's consent, reduce the Participant's benefits accrued under the Plan before the date of  such amendment, suspension, or termination.  If the

Plan is terminated in accordance with this Section 6.02, the terms of the Plan as in effect immediately before termination shall determine the right to payment in respect of any amounts that remain credited to a Participant's or

Beneficiary's Account upon termination.

6.03    Reports to Participants

     The Committee shall furnish an annual statement to each Participant (or

Beneficiary) reporting the value of the Participant's (or Beneficiary's) Account as of the end of the most recent Plan Year.

6.04 Delegation of Authority

     The Committee may delegate to officers of the Company any and all authority with which it is vested under the Plan, and the Committee may allocate its responsibilities under the Plan among its member.

                           ARTICLE VII

                          MISCELLANEOUS

7.01 Rights Not Assignable

     No payment due under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge in any other way.  Any attempt to anticipate, alienate, sell, transfer,

assign, pledge, encumber, or charge such payment in any other way shall be void.

No such payment or interest therein shall be liable for or subject to the debts,

contracts, liabilities, or torts of any Participant or Beneficiary.  If any

Participant or Beneficiary becomes bankrupt or attempts to anticipate, alienate,

sell, transfer, assign, pledge, encumber, or charge in any other way any payment under the Plan, the Committee may direct that such payment be suspended and that all future payments to which such Participant or  Beneficiary otherwise would be entitled be held and applied for the benefit of such person, the person's children or other dependents, or any of them, in such manner and in such proportions as the Committee may deem proper.

7.02 Certain Rights Reserved

     Nothing in the Plan shall confer upon any person the right to continue to serve as a member of the Board or to participate in the Plan other than in accordance with its terms.

7.03 Withholding Taxes

     The Committee may make any appropriate arrangements to deduct from all credits and payments under the Plan any taxes that the Committee reasonably determines to be required by law to be withheld from such credits and payments.

7.04 Incompetence

     If the Committee determines, upon evidence satisfactory to the Committee,

that any Participant or Beneficiary to whom a benefit is payable under the Plan is unable to care for his or her affairs because of illness or accident or otherwise, any payment due under the Plan (unless prior claim therefor shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Committee and the Company, to the spouse of the Participant or Beneficiary or other person deemed by the

Committee to have incurred expenses for the benefit of and on behalf of such

Participant or Beneficiary.  Any such payment shall be a complete discharge of any liability under the Plan with respect to the amount so paid.

7.05    Inability to Locate Participants and Beneficiaries

     Each Participant and Beneficiary entitled to receive a payment under the

Plan shall keep the Committee advised of his or her current address.  If the

Committee is unable for a period of 36 months to locate a Participant or

Beneficiary to whom a payment is due under the Plan, commencing with the first day of the month as of which such payment first comes due, the total amount payable to such Participant or Beneficiary shall be forfeited.  Should such a

Participant or Beneficiary subsequently contact the Committee requesting payment, the Committee shall, upon receipt of all documents and other information that it might request in connection with the payment, restore and pay the forfeited payment in a lump sum, the value of which shall not be adjusted to reflect any interest or other type of investment earnings or gains for the period of forfeiture.

7.06    Successors

     The provisions of the Plan shall bind and inure to the benefit of the

Company and its successors and assigns.  The term "successors" as used in the preceding sentence shall include any corporation or other business entity that by merger, consolidation, purchase, or otherwise acquires all or substantially all of the business and assets of the Company, and any successors and assigns of any such corporation or other business entity.

7.07 Usage

     (a)     Titles and Headings.  The titles to Articles and the headings of

Sections, subsections, and paragraphs in the Plan are placed herein for convenience of reference only and shall be of no force or effect in the interpretation of the Plan

     (b)    Number.  The singular form shall include the plural, where appropriate.

7.08    Severability

     If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness,

invalidity, or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful,

invalid, or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid, or unenforceable shall be made or provided under the Plan.

7.09 Governing Law

     The Plan and all determinations made and actions taken under the Plan shall be governed by and construed in accordance with the laws of the State of

Connecticut.


                                 UNITED TECHNOLOGIES CORPORATION


                                 by  __________________________



Attest:

____________________________



Date:

____________________________



                   UTC BOARD OF DIRECTORS STOCK UNIT PLAN - APPENDIX I

                        PENSION BENEFIT CONVERSION TO STOCK UNITS



                       EFFECTIVE DATE  PRESENT VALUE        NUMBER OF STOCK
                       OF ELECTION     OF ACCRUED           UNITS (1) AT
DIRECTOR               AS DIRECTOR     BENEFIT AS OF        12/31/95
                                       12/31/95             CONVERSION (2)

BAKER                  1/29/90         $137,735              1821.2
CHAYES                 2/2/81          $229,544              3035.2
DEE                    2/2/81          $229,544              3035.2
DUNCAN                 3/23/81         $229,544              3035.2
GYLLENHAMMAR           3/23/81         $229,544              3035.2
HINES                  12/18/89        $137,735              1821.2
LEE                    1/31/94         $34,963                462.3
MALOTT                 10/20/80        $229,544              3035.2
WAGNER                 7/1/94          $37,586                497.0
WEXLER                 10/16/78        $229,544              3035.2



   (1) Stock Units payable in Cash only

   (2) Number of Stock Units equals PV of accrued benefit divided by UTC daily average
       Closing Stock Price from 1/1/95 through 10/31/95.





              UTC BOARD OF DIRECTORS DEFERRED STOCK UNIT PLAN - APPENDIX II

          TRANSITION CREDITS: TAX DEFERRED STOCK UNITS AS OF JANUARY 1, 1996 (1)



STOCK UNITS ATTRIBUTABLE TO COMPENSATION DEFERRED IN 1994 & 1995


                             NUMBER OF TAX DEFERRED
          DIRECTOR           STOCK UNITS (2)
          BAKER              509.0
          DEE                509.0
          DUNCAN             509.0
          GYLLENHAMMAR       509.0
          LEE                244.8
          MALOTT             264.3




(1)  To be credited to the Director's Account in accordance with Plan Section 3.01, effective January 1, 1996.

(2)  Units to be distributed in Cash or Common Stock, at the election of the Director
     All deemed reinvestment of dividends attributable to these Units after January 1, to be reinvested in Stock Units as defined in Section 4.02 of the Plan and payable solely in Cash.


                                                       Exhibit 10.17

UNITED TECHNOLOGIES CORPORATION
Nonemployee Director Stock Option Plan

1.   Purpose.
     The purpose of the Nonemployee Director Stock Option Plan (the "Plan") is to attract, retain and compensate the members of the Board of Directors (the "Board") of United Technologies Corporation (the "Corporation") who are not employees of the Corporation or any of its subsidiaries and to secure for the Corporation and its shareholders the benefits associated with an increased equity interest in the Corporation of such nonemployee directors.

2.   Administration.
     The Plan shall be administered by a committee comprised of the Chief Executive Officer, the Senior Vice President, Human Resources and Organization and the Corporate Secretary (the "Committee"). The Committee shall have the full authority to construe the Plan, to determine all questions arising under the Plan, and to adopt such rules and procedures for the administration of the Plan as the Committee may deem necessary or desirable. All decisions of the Committee in the administration of the Plan shall be conclusive and binding on all parties concerned, including the Corporation and the holders of options granted under the Plan. The Committee may authorize any one or more members of the Committee, or any one or more officers of the Corporation, to execute and deliver any documents that are necessary or desirable for the proper administration of the Plan. To the fullest extent permitted by law, no member of the Committee shall be liable, except by reason of such member's willful misconduct, for anything that is done or omitted by such member or by any other person in connection with the administration of the Plan.

3.   Stock Subject to the Plan.
     The total number of shares of common stock of the Corporation ("Common Stock") for which stock options may be granted under the Plan in any year shall not exceed a number of shares equal to 1000 multiplied by the number of Nonemployee Directors incumbent as of the date of the Corporation's Annual Meeting of shareowners, subject to adjustment as provided in Section 8 below. Such shares of Common Stock may be either authorized and unissued shares or previously issued shares that have been reacquired by the Corporation or any of its subsidiaries.

4.   Eligibility
     Each member of the Board who is not an employee of the Corporation or any of its subsidiaries (a "Nonemployee Director") shall be eligible to receive Options in accordance with Section 5.

5.   Grant of Stock Options.
     On the date of the Corporation's Annual Meeting of Shareowners in each year for so long as the Plan remains in effect (the "Grant Date"), each nonemployee Director who is elected as a director at such meeting, or whose term of office shall continue after the date of such meeting, automatically shall be granted an option to purchase 1,000 shares of Common Stock (an "Option") .

6.   Terms and Conditions of Stock Options.

     Each Option shall have the following terms and conditions:

     (a) Exercise Price.      The exercise price per share of Common Stock
of the Option shall be equal to the Fair Market Value of the Common Stock on the Grant Date.

     (b) Vesting.   The Option shall vest and become exercisable on the
third anniversary of the Grant Date, except that, in the event the recipient ceases to be a director by reason of Retirement, Disability, death, or if a director leaves the Board to accept full time employment with a charity, a not-for-profit institution or state, federal or local government, an Option held for at least one year from the Grant Date shall become immediately exercisable in full.

     (c) Term.      The Option shall have a term of ten years commencing on
the Grant Date, but shall expire earlier under the following circumstances:
(i) if the recipient shall cease to be a director of the Corporation for reasons other than Retirement, Disability or death, a non-vested Option shall be canceled without value and a vested Option shall continue to be exercisable for 90 days following the date on which the recipient ceases to be a director. An Option not exercised during this 90 day period shall expire without value (unless the recipient dies within such 90 day period in which event the Option shall expire in accordance with the provisions of clause (ii) below); and (ii) in the event of the death of the recipient (whether or not the recipient at the time is a director of the Corporation), the Option shall expire one year following the date of death.

     (d) Restrictions on Transfer.      The Option shall not be transferable
by the recipient other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the recipient only by the recipient or the recipient's legal representative. In the event that an Option is exercised by an executor, administrator, legatee or distributee of the estate of a deceased recipient, the Corporation shall be under no obligation to issue the shares of Common Stock being purchased unless and until the Corporation is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased recipient's estate or the proper legatees or distributees thereof.

     (e) Exercise Notice and Payment.    The Option may be exercised, in
whole or in part, by delivery to the Secretary of the Corporation of a written notice specifying the number of shares to be purchased and by payment in full of the aggregate exercise price of the shares of Common Stock being purchased. Payment of the exercise price shall be made (i) in United States dollars by check or bank draft, (ii) by tendering to the Corporation shares of Common Stock owned by the person exercising the Option having a Fair Market Value (determined as of the date of exercise) equal to the aggregate exercise price, (iii) by a combination of United States dollars and Common Stock; or (iv) by such other methods as the Committee shall authorize.

     (f) Definitions.    As used in the Plan:

          (i) the term "Disability" means a medical condition or physical limitation affecting the Nonemployee Director that (A) is expected to be of long and continued duration and (B) renders the Nonemployee Director unable to perform his or her duties.

          (ii) the term "Fair Market Value" means the closing price of the Common Stock as reported on the New York Stock Exchange Composite Transactions Tape or, if the New York Stock Exchange is closed or there are no reported transactions on the date of determination, then Fair Market Value shall mean the closing price on the last preceding date on which a closing price is so reported.

          (iii) the term "Retirement" means termination of service on the Board by reason of resignation from the Board or by reason of not standing for reelection on or after age 55 with five or more years of service, but shall not include (A) the removal of the individual as a director for cause, or (B) any other termination of service on the Board resulting from an act of fraud, misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any subsidiary of the Corporation.

7.   Stock Option Agreements.
     Each Option shall be evidenced by a written agreement between the Corporation and the recipient of the Option in such form as the Committee shall prescribe.

8.   Adjustments for Changes in Outstanding Common Stock or a Restructuring
     Event.
     (a) In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, combination or exchange of shares or any other material change in the capital structure of the Corporation resulting from: the payment of a special dividend (other than regular quarterly dividends) or other distributions to shareowners without the Corporation receiving consideration therefor; the spin-off of a subsidiary; the sale of a substantial portion of the Corporation's assets; a merger or consolidation in which the Corporation is the surviving entity; or other extraordinary, non-recurring events affecting the Corporation's capital structure or the value of the Common Stock, equitable adjustments shall be made in the terms of the Plan and outstanding Options , including an adjustment in the maximum number of shares referred to in Section 3 and the number of shares of Common Stock subject to an Option, as the Committee, in its sole discretion, determines are necessary or appropriate to prevent the dilution or enlargement of the rights of Plan participants.

     (b) In the event that the Corporation enters into an agreement to merge or consolidate with another company and the Corporation is not the surviving entity, the Corporation effects a sale of all or substantially all of its assets or the Corporation dissolves and liquidates, then the Committee, in its sole discretion, may (i) cause the Corporation to offer to acquire any or all vested Options at a price per underlying share of Common Stock equal to the difference between the exercise price per share and the Fair Market Value per share of the Common Stock or (ii) make such other modifications to outstanding Options as the Committee deems necessary or appropriate to maintain and protect the rights and benefits of the holders of Options.

9.   Change of Control.
     Notwithstanding any other provision herein to the contrary, in the event of a Change of Control of the Corporation, all outstanding Options shall become immediately exercisable for the remainder of their respective terms as provided in Section 6(c). The term "Change of Control" shall mean:
(i) the acquisition by any person of voting shares of the Corporation if, as a result of the acquisition, such person, or any "group" as defined in
Section 13 (d) (3) of the Securities Exchange Act of 1934 of which such person is a part, owns at least 20% of the outstanding voting shares of the Corporation, or (ii) a change in the composition of the Board such that, within any period of two consecutive years, persons who (A) at the beginning of such period constitute the Board or (B) become directors after the beginning of such period and whose election, or nomination for election by the shareholders of the Corporation, was approved by a vote of at least two-thirds of the persons who were either directors at the beginning of such period or whose subsequent election or nomination was previously approved in accordance with this clause (B) cease to constitute at least a majority of the Board.

10.  Miscellaneous Provisions.
     (a) No Right to Continue as Director. Neither the existence of the Plan nor any action taken under the Plan shall be construed as giving any Nonemployee Director any right to continue to serve as a director of the Corporation.

     (b)  Restrictions on Assignment.   The rights and benefits of a
Nonemployee Director under the Plan may not be assigned or transferred in whole or in part, whether directly, by operation of law or otherwise (except, in the event of a Nonemployee Director's death, by will or the laws of descent and distribution), including by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner. Any attempt to assign a recipient's interest in any Option (whether voluntary or involuntary) shall be void and shall be without force or effect.

     (c)  Restriction of Issuance of Common Stock.     No shares of Common
Stock shall be issued under the Plan unless counsel for the Corporation shall be satisfied that such issuance will comply with all applicable laws, including federal and state securities laws and regulations.

     (d)  Tax Withholding.    It shall be a condition to the obligation of
the Corporation to issue shares of Common Stock upon exercise of an Option that the Nonemployee Director (or other person permitted to exercise the Option) pay to the Corporation, upon demand, such amount as may be requested by the Corporation for the purpose of satisfying any obligation of the Corporation to withhold federal, state, local or foreign income or other taxes. The Committee shall prescribe the manner in which such payment shall be made, which may include payment by means of the delivery or withholding of shares of Common Stock valued at the Fair Market Value thereof. If the amount requested is not paid in such manner as the Committee shall prescribe, the Corporation may refuse to issue the shares of Common Stock.

     (e) No Funding Requirement. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares of Common Stock upon exercise of any Option. No obligation under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation.

     (f) Acceptance and Ratification. By accepting an Option or other benefit under the Plan, each Nonemployee Director (and each person claiming under or through such Nonemployee Director) shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Corporation, the Board or the Committee.

     (g) Notices. Any notice to the Corporation required or permitted under any provision of the Plan shall be in writing addressed to the Secretary of the Corporation and shall be effective when it is received.

     (h)  No Shareholder Rights.   A recipient of an Option shall have no
rights as a shareholder with respect to any shares of Common Stock issued upon the exercise of an Option until such time as the Option is exercised and such shares of Common Stock are issued.

     (I)  Governing Law.      The Plan and all determinations made and
actions taken under the Plan shall be governed by, and construed in accordance with, the laws of the State of Connecticut and, to the extent applicable, the laws of the United States.

11.  Amendment of Plan.
     The Plan may be amended by the Board from time to time as the Board shall deem advisable; provided, however, that (i) no amendment shall become effective without the approval of the shareowners of the Corporation if such shareowner approval is required by law and (ii) to the extent required by Rule 16b-3, as in effect from time to time under Section 16 of the Securities Exchange Act of 1934, as amended, the Plan provisions governing the amount, price and timing of Options granted under the Plan shall not be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, or the rules thereunder, as in effect from time to time. No amendment of the Plan not required by law shall adversely affect the rights of any holder with respect to any outstanding Option without such holder's written consent.

12.  Effective Date of Plan.
     The Plan shall become effective upon the approval of the Plan by the shareowners of the Corporation by the holders of a majority of the shares of Common Stock present and entitled to vote at a meeting of shareowners called for such purpose.

13.  Termination of Plan.
     The Plan shall continue in effect until such time as the Board acts to terminate the Plan.